Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]


Check the appropriate box:

[ ] Preliminary Proxy statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              Sonex Research, Inc.
--------------------------------------------------------------------------------
(Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Stattement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed per Exchange Act Rules 14a-6(i)(1) and 0-11.


























                              SONEX RESEARCH, INC.
                                23 Hudson Street
                            Annapolis, Maryland 21401


August 2002


Dear Fellow Shareholders:

         Sonex will hold its Annual Meeting here in Annapolis on October 9, 2002, and I look forward to seeing many of you at that time. In preparation for the meeting, I offer this brief overview of the Company's recent activities and progress toward the refinement and commercialization of the Sonex Combustion System (SCS) for in- cylinder control of ignition and combustion in engines.

         At the end of 2001, financial constraints resulted in a reduction in staffing and Sonex officers voluntarily deferred receipt of all salaries for an extended period. The Company also received substantial cooperation from its part-time consultants and legal and auditing professionals in terms of flexible payment arrangements. These reductions in cash outflows combined with additional financial support from investors and modest contract revenue helped the Company persevere. Today, Sonex finds itself with numerous business opportunities and is increasing staffing to support new projects.


     In early August 2002 we announced the award of a $200,000 Department of Defense (DoD) subcontract to begin the conversion of a gasoline engine to start and operate on diesel-type, kerosene-based military fuels (also referred to as "heavy fuels") for use in an unmanned aerial vehicle (UAV) weapon system. The DoD prime contractor, Science Applications International Corporation (SAIC), is a leader in the development of advanced gun weapon systems including launchers and smart projectiles. Following the selection of a commercially available 70hp to 80hp lightweight, spark-ignited, two-stroke, gasoline engine, Sonex will begin development of an SCS modified combustion chamber design and proprietary starting system to permit the converted engine to start and operate on heavy fuels. This initial funding permits a multi-phase heavy fuel engine (HFE) program to begin immediately, while follow-on funding needed to complete the design and testing process to achieve a prototype HFE is expected to be approved by the DoD sponsor later this year. Sonex is pursuing additional commercialization opportunities for HFEs as a result of U.S. and NATO military directives for a single battlefield fuel that will eliminate gasoline in favor of less volatile heavy fuels.


     Late in 2001 one the world's leading engine engineering and powertrain consulting firms, Ricardo Consulting Engineers Ltd, confirmed the soot reduction capability of the SCS "Low Soot" design. Ricardo published the findings, plus additional results from a later Computational Fluid Dynamics study of the combustion process, in a paper presented at the Society of Automotive Engineers' May 2002 Fuels and Lubricants Conference. Ricardo is introducing the SCS "Low Soot" design results to potential customers, and is working with Sonex on securing joint commercialization projects with engine manufacturers.




     This fall the Senate and House will resume debate on a national energy bill that upon enactment is expected to include provisions assigning the Department of Transportation (DOT) the task of issuing new fuel mileage standards within two years of enactment. In response, Sonex plans to complete development, commercialize and market its SCS Stratified Charge Radical Ignition (SCRI) combustion process to the automotive industry. Presently, high mileage five- passenger automobiles using gasoline direct injected (GDI) engines are sold in Japan and Europe but are not available in the U.S. due to high NOx (oxides of nitrogen) emissions. Sonex intends to demonstrate that SCS-SCRI can lead to high mileage, emissions compliant, GDI engined vehicles without sacrificing weight and vehicle safety. In addition, the evolution of U.S. produced hybrid powered vehicles would be accelerated since a major improvement in fuel mileage would provide opportunities for tradeoff of vehicle weight versus power. The anticipated passage of the national energy bill will provide Sonex the time needed to continue SCRI technology maturation work for GDI engines. To date, Sonex has provided specific input to the energy bill legislative process and submitted supporting data, industry analyses and other materials to DOT.

     Additional anticipated contracts to Sonex from the government involve development efforts that should provide definitive conclusions as to the commercial viability of the patented SCS technology for in-cylinder control of ignition and combustion. In particular, outcomes from these programs will be useful to the development of the SCRI combustion process for high mileage, low emissions GDI engined automobiles. Acceptance of our technology by the government will enable Sonex to bring a third party validation to any commercial discussions we may undertake, as well as critical data and test results that support numerous applications of our technology.


         Sonex is poised to leverage its proprietary SCS technology against the demands of government, as they impact the automotive industry and ongoing military innovation. The Company is seeking business partners and strategic alliances that will help bring SCS to commercialization. The Company already has begun adding to its technical staff to meet the demands of the recent subcontract from SAIC, and will need to continue hiring as new contracts are secured. Management also recognizes that commercialization will require the hiring of additional executives with industry experience. While revenue is expected to increase as new contracts are signed, the Company may also need to raise capital to reach its goals.

     In anticipation of the contracts that have just begun to materialize and the resulting expected change in the Company's profile in the automotive and defense industries as well as the investment community, in June 2002 Sonex announced that it had retained The Scottsdale Group (TSG) as its investor relations and financial communications consultant. TSG is undertaking a financial communications campaign that will bring Sonex to the attention of a broader investor base, as well as institutional investors, as the Company continues to grow. In the coming months, TSG will take our story to the media, existing and potential investors, and specialists who follow the automotive and defense industries.



         Sonex has endured serious hardships in the past year, but our efforts are being rewarded in the form of the many opportunities described above. Thanks to the dedication and hard work of our core personnel group and the timely financial support from investors, the Company is about to emerge from one of the most trying periods in its history. Finally, I extend my heartfelt thanks to our shareholders for their continued patience and support. I look forward to this year's Annual Meeting and to receiving your input, questions and comments.

                                                     Sincerely,


                                                     Andrew A. Pouring, D.Eng.
                                                     Chief Executive Officer












































                              SONEX RESEARCH, INC.
                                23 Hudson Street
                            Annapolis, Maryland 21401


                       2002 ANNUAL MEETING OF SHAREHOLDERS
                      NOTICE OF MEETING AND PROXY STATEMENT


To the Shareholders of Sonex Research, Inc.:

The 2002 Annual Meeting of Shareholders of Sonex Research, Inc. (the "Corporation") will be held on Wednesday, October 9, 2002 at 10:00 a.m. local time in the Dorsey Room in the Hampton Inn & Suites, located in the ARINC Corporate Park, 124 Womack Drive, Annapolis, Maryland. Holders of record of the Common Stock and Preferred Stock of the Corporation at the close of business on August 20, 2002 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

Shareholders will act upon the following matters and such other matters as may properly come before the Annual Meeting or any adjournment thereof:

        COMMON STOCK PROPOSAL: To elect one individual to serve as a Class II Common Stock director until the Annual Meeting of Shareholders in 2003 and until his successor is duly elected and qualified.

        PREFERRED STOCK PROPOSAL: To elect one individual to serve as a Class II Preferred Stock director until the Annual Meeting of Shareholders in 2003 and until his successor is duly elected and qualified, and to elect two individuals to serve as Class I Preferred Stock directors until the Annual Meeting of Shareholders in 2005 and until their successors are duly elected and qualified.

Whether or not you plan to attend the Annual Meeting, please complete, date, sign and promptly return the Proxy or voting instructions form in the accompanying envelope to assure that your shares are represented at the Annual Meeting. If no direction is indicated, returned Proxies will be voted "FOR" the Common Stock Proposal.

You may attend the Annual Meeting and vote shares registered in your name (represented by stock certificates) in person either by submitting a completed Proxy or by completing a ballot at the Annual Meeting; however, if your shares are on deposit in an account with a financial institution such as a brokerage or bank (i.e., held in "street name") and you wish to vote in person, you must mark the appropriate box on the accompanying proxy voting instructions form and return it to the proxy processing firm, which will then send you a Legal Proxy to allow you to vote the shares by ballot at the Annual Meeting. If you own shares registered in your name and have returned the Proxy to the Corporation but later decide to attend the Annual Meeting in person, you may revoke your Proxy at the Annual Meeting and cast your vote in person by ballot.

                                           By Order of the Board of Directors


                                           George E. Ponticas
                                           Secretary
                                           September 12, 2002
                             PROXY SOLICITATION

This Notice of Meeting and Proxy Statement is furnished to shareholders of Sonex Research, Inc. (the "Corporation") in connection with the solicitation of Proxies on behalf of the Board of Directors of the Corporation for use at the Annual Meeting of Shareholders of the Corporation to be held on October 9, 2002 for the purposes set forth on the cover page of this Notice of Meeting and Proxy Statement. The Board of Directors has fixed August 20, 2002 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. The cost of preparing, assembling and mailing of proxy materials will be borne by the Corporation.

The Corporation will supply Proxies and proxy materials as requested to brokerage houses and other custodians, nominees and fiduciaries for transmission to the beneficial owners of the Corporation's Common Stock. The Corporation will reimburse such brokerage houses and other custodians for their expenses. The approximate mailing date of this Notice of Meeting and Proxy Statement is September 12, 2002.

                                  VOTING

A quorum is required in order for the Corporation to conduct business at the Annual Meeting. The presence, in person or by Proxy, of the majority in number of the outstanding shares of Common Stock and the Preferred Stock as of the record date constitutes a quorum. If a quorum is attained at the Annual Meeting, directors will be elected by a plurality of the shares present and entitled to vote. Unless otherwise directed by the shareholder, the shares represented by executed Proxies returned to the Corporation will be voted "FOR" the election of directors, and in the discretion of the Proxy holders as to other matters coming before the Annual Meeting.

A Proxy may be revoked at any time before it is voted by giving written notice of revocation, or by delivery of a later dated Proxy, to the Corporation's Secretary prior to the Annual Meeting. A Proxy may also be revoked if the shareholder is present at the Annual Meeting and gives written notice to the Corporation's Secretary of his revocation at such time.

If you own shares of Common Stock registered in your name (represented by stock certificates), you will have received these proxy materials directly from the Corporation, and the accompanying Proxy return envelope will be addressed to the Corporation. If, however, your shares are on deposit in an account with a financial institution such as a brokerage or bank (i.e., held in "street name"), you will have received proxy materials, including a computer-generated voting instructions form, from a proxy processing firm. Please return this form for shares held in street name in the accompanying return envelope that is addressed to the proxy processing firm, or follow the instructions for voting by telephone or on the internet. If you own some shares registered in your name and other shares in street name, you may receive separate mailings of proxy materials. Please be sure to use the proxy form and return envelope supplied with each mailing. The Corporation cannot accept voting instructions forms for shares held in street name.

Shares held in street name may be voted by the bank or broker for "routine" matters such as the election of directors if you do not provide voting instructions before the Annual Meeting. As a result, if you do not vote your proxy, your bank or broker may either vote your shares or leave your shares unvoted.



                              BOARD OF DIRECTORS

The Corporation's Board of Directors is divided into two categories: (1) "Common Stock" directors elected by the holders of Common Stock; and (2) "Preferred
Stock" directors elected by the holders of Preferred Stock. Pursuant to the Corporation's Charter, the holders of the Preferred Stock, voting as a separate class, have the right to elect that number of directors of the Corporation which represents a majority of the total number of directors. These two categories of directors are further divided into three classes as nearly equal in number as possible, with the term of one of the three classes of directors expiring at each annual meeting of shareholders. The members of each class of directors are to hold office for terms of three years until their successors have been elected and qualified. The terms of Class I, Class II and Class III directors are scheduled to expire at the annual meetings of shareholders to be held in 2002, 2003, and 2004, respectively.

The Corporation's By-laws state that the Board of Directors shall consist of not fewer than three directors, with the total number of directors to be set by the Board by resolution. Following the resignation of three Preferred Stock directors and one Common Stock director in July 1997, the Board acted to fix the number of directors at five, consisting of two Preferred Stock directors and three Common Stock directors. At the time of these changes in the membership of the Board of Directors, the Preferred stockholders waived their right to fill the vacancies created by the resignations of the three Preferred Stock Directors. The Preferred Stockholders continued to waive their right to elect a majority of the total number of directors through December 4, 2001.

At the 2001 Annual Meeting of Shareholders held September 27, 2001, the Corporation announced the retirement of Mr. Lawrence H. Hyde as its president, although Mr. Hyde remains a member of the Board. The Corporation also announced that Mr. John H. Drewanz would be joining the Board in October 2001, while Mr. Nuno Brandolini, a director of the Corporation since 1982, agreed to resign his position as a Class II Common Stock director to create a vacancy for Mr. Drewanz. Because he was elected by the Board to fill a vacancy rather than by the shareholders at an annual meeting, Mr. Drewanz's term will expire at the next (2002) Annual Meeting of Shareholders. At that time, Mr. Drewanz, or such other person as may be validly nominated to fill the vacancy, shall be elected by the shareholders to serve the remaining scheduled term as a Class II director or until his successor is elected and qualified.

With respect to the position of president, the Corporation announced that there were no immediate plans to name a replacement because the position has been part-time given the focus of the Corporation on research. The Company will seek to fill the position if and when potentially significant business and financial transactions require more attention such that the position of president will become prominent.

After giving consideration to the changes in the Board of Directors announced at the 2001 Annual Meeting, the Preferred stockholders again asserted their right to elect a majority of the total number of directors. Additionally, the Board took steps to make the three classes of directors once again as nearly equal in number as possible as specified in the Corporation's Charter. As a result, the Board of Directors took the following actions effective as of December 5, 2001:

           Re-affirmed the number of directors currently is set at five, to consist of three Preferred Stock directors and two Common Stock directors;

           Decreased the number of Class I directors from three to two and increased the number of Class II directors from one to two; and

           Accepted the resignation of Mr. Hyde from his position as a Class I Common Stock director and then elected him as a Class II Preferred Stock director

Because he was elected by the Board to fill a vacancy rather than by the shareholders at an annual meeting, Mr. Hyde's term also will expire at the next
(2002) Annual Meeting of Shareholders. At that time, Mr. Hyde, or such other person as may be validly nominated to fill the vacancy, shall be elected by the shareholders to serve the remaining scheduled term as a Class II director or until his successor is elected and qualified.

The Board has an Executive Committee, consisting of Mr. Wick, Dr. Pouring and Mr. Hyde, which meets on short notice when required during intervals between meetings of the full Board. The Executive Committee has authority to exercise all of the powers of the Board of Directors, subject to specific directions of the Board of Directors and subject to the limitations of the Maryland Corporation Law. The Executive Committee did not hold any meetings during 2001.

The Board does not have Nominating, Compensation or Audit Committees; however, the functions of these committees have been performed by the Board as a whole. In performing the duties typically assigned to an audit committee, the entire Board of Directors has (1) reviewed and discussed the 2001 audited financial statements of the Corporation with management; (2) discussed with the independent accountants of the Corporation the independent accountants' judgments about the quality, not just the acceptability, of the Corporation's accounting principles, including the clarity and completeness of the financial statements and related note disclosures; (3) received written assurance from the independent accountants with respect to independence; and (4) recommended that the 2001 audited financial statements be included in the December 31, 2001 Annual Report on Form 10-KSB for filing with the Securities and Exchange Commission (SEC).

The function of recommending potential nominees for Board positions is performed by the Board as a whole. It is also the policy of the Board to consider nominees recommended by security holders. Such recommendations should be addressed to the Chairman of the Board, at the address of the Corporation, and should include the name and address of the security holder submitting the nomination and a detailed listing of the business experience and particular qualifications of the nominee. The Board will review the nomination at its next meeting following receipt of the nomination and respond accordingly to the security holder who submitted the nomination.


                    VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

The Corporation has two classes of voting securities: its $.01 par value common stock (the "Common Stock") and its $.01 par value convertible preferred stock (the "Preferred Stock"). Each share of Preferred Stock is convertible at any time at the option of the holder into Common Stock at the rate of $.35 per share of Common Stock. The Preferred Stock has priority in liquidation over the Common Stock, but it carries no stated dividend. Additionally, the holders of Preferred Stock, voting as a separate class, have the right to elect that number of directors of the Corporation which represents a majority of the total number of directors. The only other matters with respect to which holders of Preferred Stock are entitled to vote concern a consolidation, merger, share exchange or transfer of assets. Each share of Preferred Stock outstanding on the record date will be entitled to one vote on the Preferred Stock Proposal.

The Corporation is presently authorized to issue up to 48 million shares of Common Stock and 2 million shares of Preferred Stock. There were 21,588,669 shares of Common Stock and 1,540,001 shares of Preferred Stock issued and outstanding at the close of business on August 20, 2002. Each share of Common Stock outstanding on the record date will be entitled to one vote on the Common Stock Proposal and on all other matters to come before the Annual Meeting. Abstentions and broker non-votes will not be counted as affirmative votes at the Annual Meeting.

The following table sets forth as of August 20, 2002 information relating to beneficial ownership of Common Stock by directors and executive officers of the Corporation, individually and as a group, and any other persons known by the Corporation to be the beneficial owner of more than five percent of the currently issued and outstanding Common Stock. A reporting person is considered the "beneficial owner" of a security if that person has or shares the power to vote or to direct the voting of such security, or the power to dispose or to direct the disposition of such security. Under this definition, more than one person may be a beneficial owner of securities as to which he has no record ownerhip interest, and the same shares may be beneficially owned by more than one reporting person.

Beneficial ownership includes securities which the reporting person currently owns or has the right to acquire or the obligation to dispose within sixty days, such as through the exercise of options, warrants, puts and calls, or through the conversion of Preferred Stock. The percentage of beneficial ownership for a reporting person is based on the number of outstanding shares of Common Stock of the Corporation plus the number of shares which the reporting person has the right to acquire within sixty days, but does not include shares which any other reporting person has the right to acquire. Unless otherwise noted, all shares are beneficially owned and sole voting and investment power is held by the persons named.



                           Total Beneficial Ownership
                           --------------------------

                              Common     Rights to    Total shares
                              shares      acquire     beneficially     Percent
 Name and address (1)         owned       shares         owned        of class
 --------------------       ---------    ---------     ---------      --------

John H. Drewanz               600,000      195,000        795,000         3.6
Lawrence H. Hyde              644,986    1,601,786      2,246,772        10.2
Charles C. McGettigan       1,351,618    1,851,785      3,203,403  (3)   13.7
George E. Ponticas	      326,262      365,178        691,440         3.2
Andrew A. Pouring             853,239      387,744      1,240,983         5.6
Myron A. Wick, III          1,351,618    1,851,785      3,203,403  (3)   13.7

All directors & officers
 as a group (6 persons)     3,776,105    4,726,493      8,502,598        32.3

Herbert J. Mitschele, Jr.
  Far Hills, NJ             1,051,655       90,000      1,141,655         5.3

Proactive, et.al. (2)
  San Francisco, CA         2,574,064    3,053,570      5,627,634        22.8

-----------------------------
(1) The business address for each director and named executive officer is 23 Hudson Street, Annapolis, Maryland, 21401.
(2) Includes shares beneficially owned directly and indirectly by Proactive Partners, L.P. and six affiliated entities and individuals
      ("Proactive et.al."), as reported in a Form 13D filing with the Securities and Exchange Commission.
(3) Includes 2,878,403 shares beneficially owned by Proactive et.al., which shares could be deemed to be beneficially owned by both Mr. McGettigan and Mr. Wick by virtue of their executive and ownership positions in Proactive et.al. Both individuals exercise shared voting and investment power with respect to such shares.



                           Rights to Acquire Shares
                           ------------------------
                                                                         Total
                                      Exercisable            Preferred rights to
                         Exercisable    (put)/   Exercisable   stock    acquire
        Name               options     call (2)    warrants  converted  shares
--------------------      ----------  ---------   ---------  --------- ---------

John H. Drewanz		     100,000                95,000               195,000
Lawrence H. Hyde             512,500 1,089,286                         1,601,786
Charles C. McGettigan (1)    325,000  (544,643)              2,071,428 1,851,785
George E. Ponticas           283,750                80,000       1,428   365,178
Andrew A. Pouring            293,816                92,500       1,428   387,744
Myron A. Wick, III (1)       325,000  (544,643)              2,071,428 1,851,785

All directors & officers
 as a group (6 persons)    1,840,066   544,643     267,500   2,074,284 4,726,493

Herbert J. Mitschele, Jr.                           50,000      40,000    90,000

Proactive , et.al. (2)
  San Francisco, CA                 (1,089,286)              4,142,856 3,053,570

---------------------------

(1) Includes 1,526,785 shares beneficially owned by Proactive, et.al., which shares could be deemed to be beneficially owned by both Mr. McGettigan and Mr. Wick by virtue of their executive and ownership positions in Proactive, et.al. Both individuals exercise shared voting and investment power with respect to such shares.
(2) Represents the currently exercisable portions of ten-year options granted in December 1997 and December 1999 by Proactive, et.al. to Mr. Hyde to purchase 714,286 shares and 500,000 shares, respectively, of Common Stock presently owned by Proactive, et.al., at an exercise price of $.35 and $.50 per share, respectively. The December 1997 and December 1999 options become exercisable at the rate of 20% and 25%, respectively, per year beginning with the date of grant. Because these agreements relate to shares which are already outstanding, the exercise of such rights will not result in an increase in the total number of the Corporation's outstanding shares for purposes of computing the percentage of beneficial ownership of each reporting person. Mr. McGettigan and Mr. Wick each has indirect beneficial ownership in 50% of the shares subject to these agreements.



                                STOCK OPTION PLAN

The Corporation maintains a non-qualified stock option plan adopted in 1987 (the "Plan") which has made available for issuance a total of 7.5 million shares of Common Stock. The Corporation does not have any other stock option or other similar equity compensatory plans. Shareholder approval was not required for the adoption of the Plan, nor is it required for any amendments to the Plan. All directors, full-time employees and consultants to the Corporation are eligible for participation. Option awards are determined at the discretion of the Board of Directors. Upon a change in control of the Corporation, all outstanding options granted to employees and directors become vested with respect to those options which have not already vested. Options outstanding expire at various dates through July 2012. A copy of the Plan has been filed with the SEC and is incorporated by reference to the Corporation's Registration Statement No. 33-34520 on Form S-8.

Pertinent information as of August 20, 2002 regarding shares of Common Stock issuable pursuant to options granted or available for future grant under the Plan is as follows:

                                                               Number
                                                              of shares

   Issuable upon exercise of outstanding options              4,127,878
   Weighted average exercise price per share                    $0.46
   Available for future issuance                              1,936,454



                       COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the compensation paid by the Corporation for the last three years to its executive officers who earned annual compensation during the most recently completed year in excess of $100,000 (together referred to as the "Named Executives").










                           Summary Compensation Table

                                        Annual compensation
                                 --------------------------------
                                        Salary                       Long-term
                                 --------------------     Accrued   compensation
     Name and Position    Year   In cash     Deferred      bonus    # of options
     -----------------    ----   ---------   --------    --------   ------------

Dr. Andrew A. Pouring     2001   $ 87,500(1) $ 37,500    $ 25,000     100,000
 CEO & Chief Scientist    2000     87,500      37,500      10,000      35,000
                          1999     84,000      36,000       7,500      35,000

Mr. George E. Ponticas    2001   $ 86,400 1) $  9,600    $ 25,000     100,000
 CFO & Secretary          2000     86,400       9,600      10,000      30,000
                          1999     82,800       9,200       6,000     125,000


(1) Includes $33,656 for Dr. Pouring and $33,232 for Mr. Ponticas of current wages for which payment has been deferred voluntarily and at their own discretion in order to help the Company conserve its limited cash resources.


The authorized full annual salaries for Dr. Pouring and Mr. Ponticas were increased in January 2000 from $120,000 to $125,000 and from $92,000 to $96,000, respectively, representing the first increase since January 1997.

In order to help conserve the Company's limited cash resources, however, the Named Executives for several years have voluntarily deferred receipt of payment of significant portions of their authorized annual salaries upon request by the Board of Directors. By agreement with the Company, these individuals and other current and former employees have consented to the deferral of payment of amounts so accumulated until the Company has received licensing revenue of at least $2 million or at such earlier date as the Board of Directors determines that the Company's cash flow is sufficient to allow such payment.

For many years through 1998, Dr. Pouring had been deferring 40% of his annual salary. In January 1999, the percentage deferral was reduced to 30%. Mr. Ponticas has been deferring 10% of his annual salary for the last several years. The conditions that would require repayment of deferred amounts have yet to occur. As of December 31, 2001, a total of $409,980 and $115,357 in deferred salary is owed to Dr. Pouring and Mr. Ponticas, respectively, that is payable under the conditions described above.

Beginning in the first quarter of 2001, the Company's officers have voluntarily and at their own discretion deferred receipt of payment of significant portions of their current wages to reduce the Company's monthly cash requirements. The amount and timing of payment of these unpaid wages will be determined at the discretion of the Company's officers, as these accrued wages are not subject to the terms for the repayment of ongoing salary deferrals as described above. Such unpaid wages due to the Company's two officers totaled $66,888 as of December 31, 2001. Through July 31,2002, the officers have deferred an additional $102,021.

In December of each of the last three years, the Company awarded bonuses totaling $57,500 in 2001, $30,000 in 2000, and $25,000 in 1999, to its officers and employees, including the amounts reported above for the Named Executives. The bonus awards in each year were made with the stipulation that payment of such bonuses would be deferred until the Board of Directors determines that the Company's cash resources are sufficient to enable such payments. As of December 31, 2001, $32,500 and $35,000 in accrued bonuses remained payable to Dr.
Pouring and Mr. Ponticas, respectively.

The December 2001 bonus awards and option grants to the Named Executives were higher than in the previous year to reflect the fact in 2001 these individuals made extraordinary sacrifices, both financially in the amount of wages that have gone unpaid, and personally, to enable the Company to remain in operation given its poor financial condition, and to provide incentive for the Named Executives to remain in the employment of the Company under such continuing conditions.

In order to avoid long-term financial commitments, the Company does not have employment agreements with any of its personnel. The salaries of executive officers are set by the Board of Directors on an annual basis.

With the exception of the granting of stock options, the Company does not pay its Named Executives any bonuses or any type of long-term compensation in the form of restricted stock awards, stock appreciation rights (SARs) or other form of long-term incentive plan payments.


                        Option Grants In Last Fiscal Year

                                    Individual Grants
             -------------------------------------------------------------------
             Number of    % of total
            securities      options
            underlying    granted to
              options    employees in    Exercise     Market        Expiration
 Name         granted     fiscal year      price       price           date
 ----         -------     -----------      -----       -----       -------------

Pouring       100,000          41%          $.25       $.17        Dec. 19, 2011

Ponticas      100,000          41%          $.25       $.17        Dec. 19, 2011


               Aggregated Option/SAR Exercises In Last Fiscal Year
                      And Fiscal Year-end Option/SAR Values

                                    Number of securities    Value of unexercised
                                   underlying unexercised       in-the-money
                                      options/SARs at         options/SARs at
                                     December 31, 2001       December 31, 2001
          # of shares
          acquired on     Value         Exercisable/             Exercisable/
  Name     exercise     realized       unexercisable            unexercisable
--------  -----------   --------   ----------------------   -------------------

Pouring:
  Exercisable @ $.25        $0          67,500 / 67,500             $0/$0
  Exercisable @ $.50        $0         211,316 /  8,750             $0/$0
  Exercisable @ $.75        $0          25,000 /      0             $0/$0

Ponticas:
  Exercisable @ $.25        $0          65,000 / 65,000             $0/$0
  Exercisable @ $.50        $0         218,750 /  6,250             $0/$0
  Exercisable @ $.75        $0          20,000 /      0             $0/$0


The exercise price of all options held by the Named Executives was higher than the December 31, 2001 market price of $.17 of the Company's publicly traded common stock.


                            COMPENSATION OF DIRECTORS

Directors of the Corporation do not receive fees for their services, but are eligible to receive stock option grants and are reimbursed for expenses related to their activities as directors. It has been the Corporation's policy to grant outside directors stock options every three years that have a term of ten years and vest over a number of years. When an individual ceases to be a director of the Corporation, he loses the rights to any shares under these options which have not vested as of that date.


                             INDEPENDENT ACCOUNTANTS

C. L. Stewart & Company have served as independent accountants for the Corporation since 1997. The Corporation has had no disagreements with C. L. Stewart & Company on any matter of accounting principles or practices or financial statement disclosure. It is expected that a representative of C. L. Stewart & Company will be present at the Annual Meeting and will have an opportunity to make a statement, should they desire to do so, and will be available to answer appropriate questions.


                          ANNUAL REPORT ON FORM 10-KSB

A copy of the Corporation's 2001 Annual Report on Form 10-KSB containing financial statements of the Corporation has been mailed to all shareholders with this Notice of Meeting and Proxy Statement.


                 COMMON STOCK PROPOSAL - ELECTION OF COMMON STOCK DIRECTOR


                             COMMON STOCK DIRECTORS

                                                        Year first
                                                        elected to     Year term
            Name                     Age      Class      the Board      expires
   ----------------------            ---      -----      ---------      -------

    John H. Drewanz (nominee)         62        II          2001          2002
    Andrew A. Pouring        		  70       III          1980          2004


Mr. John H. Drewanz became a director of the Corporation in October 2001 when he was elected by the remaining Board members to fill a Class II vacancy to serve until the next annual meeting of shareholders. Mr. Drewanz is a private investor who spent thirty years as a college professor at the University of Maryland, University of Baltimore, American University and Anne Arundel (Maryland) Community College. Mr. Drewanz also owned his own real estate firm and has developed many properties in the Baltimore and Annapolis vicinity. He received an MBA from the Harvard Business School and a law degree from the University of Maryland. Mr. Drewanz is also a Certified Public Accountant.

Dr. Andrew A. Pouring has been a full-time employee, director, and Chief Scientist of the Corporation since 1980, serving as President from April 1980 through November 1991, and as Chief Executive Officer since May 1985. In November 1991 he was elected a Vice Chairman of the Board of Directors. He has co-authored all of the Corporation's patented inventions. Prior to forming the Corporation, Dr. Pouring served as a Professor of Aerospace Engineering at the U.S. Naval Academy, including four years as the Chairman of the Academy's Department of Aerospace Engineering. Dr. Pouring is a member of various professional and scientific societies, including the American Society of Mechanical Engineers and the Society of Automotive Engineers. Dr. Pouring received his Bachelors and Masters degrees in mechanical engineering from Rensselaer Polytechnic Institute. He received his Doctor of Engineering degree from Yale University, where he also was a post doctoral research fellow and lecturer.

Because Mr. Drewanz was elected by the Board to fill a vacancy rather than by the shareholders, his term will expire at the next annual meeting of shareholders. Mr. Drewanz was nominated by the Board of Directors at its meeting on June 25, 2002 for election at the 2002 Annual Meeting of Shareholders as a Class II Common Stock director. If elected by the shareholders, Mr. Drewanz will serve the remaining term for a Class II director through the 2003 Annual Meeting of Shareholders or until his successor is elected and qualified.

The persons named in the enclosed Proxy have the intention of voting for the election of the nominee unless the shareholder specifies otherwise. Although the Board of Directors does not contemplate that the nominee will be unable to serve, if such a situation arises prior to the Annual Meeting the persons named in the Proxy will vote in accordance with their best judgment.



      PREFERRED STOCK PROPOSAL - ELECTION OF PREFERRED STOCK DIRECTORS

                     PREFERRED STOCK DIRECTORS - NOMINEES

                                                        Year first
                                                        elected to     Year term
            Name                     Age      Class      the Board      expires
   ----------------------            ---      -----      ---------      -------

    Lawrence H. Hyde                  78        II          1986          2002
    Charles C. McGettigan             57        I           1992          2002
    Myron A. ("Mike") Wick, III       58        I           1991          2002


Mr. Lawrence H. Hyde has been a director of the Corporation since September 1986, serving as Chairman of the Board from June 1987 to June 1993 and as President from October 1997 through September 2001. Mr. Hyde is a private investor with interests in a number of publicly and privately held companies. He spent the majority of his business career as an executive in the automotive industry, serving in various engineering, marketing, international, and chief executive capacities for AM General Company, American Motors Corporation and Ford Motor Co. Currently, Mr. Hyde also serves as a trustee of the American University in Cairo, where he is also chairman of the Karnak Equity Fund. Mr. Hyde is a graduate of Harvard College and Harvard Business School.

Mr. Charles C. McGettigan has been a director of the Corporation since February 1992. He was a founding partner in 1991 and is a general partner of Proactive Investment Managers, L.P., which is the general partner of Proactive Partners, L.P. In 1988 Mr. McGettigan co-founded McGettigan, Wick & Co., Inc., an investment banking firm, following a career as an executive with major investment banking firms, including Hambrecht & Quist, Inc. and Dillon, Read & Co. Inc. He currently serves on the Boards of Directors of Cuisine Solutions, Inc., Modtech, Inc., PMR Corporation, Tanknology -NDE Corporation, and Onsite Energy, Inc., of which he is the Chairman. Mr. McGettigan is a graduate of Georgetown University, and received his MBA in Finance from The Wharton School of the University of Pennsylvania.

Mr. Myron A. ("Mike") Wick, III, has been a director of the Corporation since November 1991 and was elected Chairman of the Board of Directors in June 1993. He was a founding partner in 1991 and is a general partner of Proactive Investment Managers, L.P., which is the general partner of Proactive Partners, L.P. In 1988 Mr. Wick co-founded McGettigan, Wick & Co., Inc., an investment banking firm. From 1985 to 1988 Mr. Wick was Chief Operating Officer of California Biotechnology, Inc. in Mountain View, California. He currently serves on the Boards of Directors of Modtech, Inc., StoryFirst Communications, Inc., and Tanknology - NDE Corporation. Mr. Wick received a B.A. degree from Yale University and an MBA from the Harvard Business School.

Because Mr. Hyde was elected by the Board to fill a vacancy rather than by the shareholders, his term will expire at the next annual meeting of shareholders. Mr. Hyde was nominated by the Board of Directors at its meeting on June 25, 2002 for election at the 2002 Annual Meeting of Shareholders as a Class II Common Stock director. If elected by the shareholders, Mr. Hyde will serve the remaining term for a Class II director through the 2003 Annual Meeting of Shareholders or until his successor is elected and qualified. Also at its meeting on June 25, 2002, the Board of Directors nominated the incumbent Class I Preferred Stock directors, Mr. McGettigan and Mr. Wick, for election at the 2002 Annual Meeting of Shareholders to serve terms through the 2005 Annual Meeting of Shareholders or until their successors are elected and qualified. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting the persons named in the Proxy will vote in accordance with their best judgment.



                       OTHER EXECUTIVE OFFICERS

Mr. George E. Ponticas, age 43, has been Vice President of Finance, Chief Financial Officer, Secretary and Treasurer of the Corporation since September 1991. From May 1987 through August 1991, he served as the Corporation's
Controller and Assistant Secretary. Prior to joining the Corporation, Mr. Ponticas was a member of the auditing staff of Price Waterhouse in Baltimore, Maryland, attaining the position of audit manager. Mr. Ponticas is a Certified Public Accountant, and is a member of the American Institute of Certified Public Accountants and the Maryland Association of Certified Public Accountants. He received his B.S. in Accounting from Loyola College in Maryland.


                 SECTION 16(a) REPORTING REQUIREMENTS

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors, and persons who beneficially own more than 10% of a registered class of the Corporation's equity securities, to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC, and to provide copies of all such reports to the Corporation. Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no reports were required for those persons, the Corporation believes that all of its officers, directors, and greater than 10% shareholders complied with all such filing requirements related to beneficial ownership of Common Stock except as indicated below.

In August 2002 the Corporation was informed that certain members of the Proactive, et.al. Form 13D filing group of affiliated entities and individuals, beneficial owners of 22.8% of the Corporation's Common Stock, had failed to report to the Corporation, and failed to file Form 4s, covering the following sales of the Corporation's Common Stock in 2000 and 2001:

                                                           Number
          Period of Transactions                          of shares

   June 2000 - September 2000                               78,000
   December 2000                                             6,000
   November 2001                                            11,000

In late July 2002 pursuant to a Form 144 filing with the SEC dated July 23, 2002, Proactive, et.al. sold an additional 15,000 shares of the Corporation's Common Stock for which Form 4s had not been filed as of August 20, 2002. Two of the Corporation's directors, Mr. McGettigan and Mr. Wick, held beneficial ownership of the shares sold in July 2002 by virtue of their executive and ownership positions in Proactive, et.al. To the best of the knowledge of the Secretary of the Corporation, neither individual filed a Form 4 covering these sales.

In addition, pursuant to the Form 144 in August 2002 to date, Proactive has sold an additional 48,000 shares of the Corporation's Common Stock beneficially owned by Mr. McGettigan and Mr. Wick.


                               OTHER MATTERS

The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those specifically set forth in this Notice of Meeting and Proxy Statement. If any such matters should arise, it is intended that the persons named in and acting under the enclosed form of Proxy or their substitutes will vote thereon in accordance with their best judgment.


                           SHAREHOLDER PROPOSALS

Any shareholder proposal intended to be included in the Corporation's proxy statement and form of proxy for presentation at the next annual shareholder meeting must comply with certain rules and regulations with respect to the number and length of proposals, eligibility of persons entitled to have such proposals included, and other aspects. Interested persons should refer to the Securities Exchange Act of 1934 and other applicable laws and regulations. Proposals intended to be included in the Corporation's proxy statement and form of proxy for presentation at the 2003 Annual Meeting of Shareholders must be received at the Corporation's principal executive offices in Annapolis, Maryland at least 120 days before the anniversary date of mailing of the 2002 proxy materials. Based on the date of mailing of this year's proxy materials, the date for receipt of proposals intended to be included in the Corporation's proxy statement and form of proxy for presentation at the 2003 Annual Meeting of Shareholders is May 6, 2003.


                           APPENDIX A - FORM OF PROXY


PROXY                  Sonex Research, Inc. - Common Stock


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints ANDREW A. POURING and GEORGE E. PONTICAS, or each of them, as Proxies, each with the power to appoint his substitute, to represent and vote all shares of Common Stock of and on behalf of the undersigned, as designated below and upon or in connection with the transaction of all other business at the Annual Meeting of Holders of Common Stock of Sonex Research, Inc. ("Sonex") to be held October 9, 2002, and any adjournments thereof, with all powers the undersigned would possess if personally present and voting at such meeting.


    The Board of Directors unanimously recommends a vote "FOR" the following:


COMMON STOCK PROPOSAL 1:  Election of Directors

        John H. Drewanz       [ ] FOR                [ ] WITHHOLD AUTHORITY


     WHEN PROPERLY EXECUTED AND RETURNED THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" COMMON STOCK PROPOSAL 1 AS SET FORTH ON THIS CARD.

                                     Dated _______________ , 2002


                                     ----------------------------
                                              Signature

                                     ----------------------------
                                      Signature (if held jointly)


     PLEASE SIGN EXACTLY AS NAME(S) APPEAR(S) HEREON. If shares are held in the names of two or more persons, all must sign. When signing in a representative or fiduciary capacity, give full title as such. If signer is a corporation, sign corporate name by fully authorized officer.